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                                                               Exhibit 10(t)



                           Employment Agreement For

                                John M. Brennan

                          Boatmen's Bancshares, Inc.

                                August 13, 1996






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                          Boatmen's Bancshares, Inc.
                   Employment Agreement For John M. Brennan

     This EMPLOYMENT AGREEMENT is made, entered into, and is effective, pursuant to Compensation Committee approval and ratification by the Board of Directors, as of August 13, 1996 (the "Effective Date"), by and between Boatmen's Bancshares, Inc., a Missouri corporation, (the "Company"), and John M. Brennan (the "Executive").

     WHEREAS, the Executive is presently employed by the Company in the capacity of Executive Vice President; and

     WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and operations; and

     WHEREAS, the Company recognizes that the Executive's contributions have been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company; and

     WHEREAS, the Company is desirous of assuring the continued employment of the Executive in the above stated capacities, and Executive is desirous of having such assurance;

     NOW THEREFORE, in consideration of the foregoing and of the mutual convents and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1.  TERM OF EMPLOYMENT

     The Company hereby agrees to employ the Executive and the Executive hereby agrees to continue to serve the Company, in accordance with the terms and conditions set forth herein, for an initial period commencing as of the Effective Date of this Agreement, as indicated above, and ending January 29, 1999 (the "Initial Period"), subject, however, to earlier termination as expressly provided herein.

     The Initial Period of employment automatically shall be extended for one (1) additional year, at the end of the Initial Period, and then again after each successive year thereafter. However, either party may terminate this Agreement at the end of the Initial Period, or at the end of any successive one (1) year term thereafter, by giving the other party written notice of intent not to renew, delivered at least three (3) months prior to the end of such Initial Period or successive term. In the event such notice of intent not to renew is properly delivered, this Agreement, along with all corresponding rights, duties, and covenants, automatically shall expire at the end of the Initial Period or successive term then in progress.



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     However, regardless of the above, if at any time during the Initial
Period or successive term, a Change in Control of the Company occurs (as defined in Article 7 herein), then this Agreement shall become immediately irrevocable for the longer of: (1) two (2) years following the effective date of such Change in Control; or (b) until all obligations of the Company hereunder have been fulfilled, and until all benefits provided hereunder have been paid.

ARTICLE 2.  POSITION AND RESPONSIBILITIES

     During the term of this Agreement, the Executive agrees to serve as Executive Vice President of the Company. In his capacity as Executive Vice President of the Company, the Executive shall report directly to the Vice Chairman of the Company, and shall maintain the level of duties and responsibilities as in effect as of the Effective Date, or such higher level of duties and responsibilities as he may be assigned during the term of this Agreement. The Executive shall have the same status, privileges, and responsibilities normally inherent in such capacities in financial institutions of similar size and character.

ARTICLE 3.  STANDARD OF CARE

     During the term of this Agreement, the Executive agrees to devote substantially his full time, attention, and energies to the Company's business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. However, subject to Article 9 herein, the Executive may serve as a director of other companies so long as such service is not injurious to the Company. The Executive covenants, warrants, and represents that he shall:

     (a) Devote his full and best efforts to the fulfillment of his employment obligations; and

     (b) Exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.

     This Article 3 shall not be construed as preventing the Executive from investing assets in such form or manner as will not require his services in the daily operations of the affairs of the companies in which such investments are made.

ARTICLE 4.  COMPENSATION

     As remuneration for all services to be rendered by the Executive during the term of this Agreement, and as consideration for complying with the covenants herein, the Company shall pay and provide to the Executive the following:

     4.1 BASE SALARY. The Company shall pay the Executive a Base Salary in an amount which shall be established from time to time by the Board of Directors of the


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Company or the Board's designee; provided, however, that such Base Salary shall not be less than Two Hundred Eighty Three Thousand Nine Hundred Dollars ($283,900) per year. This Base Salary shall be paid to the Executive in equal semi-monthly installments throughout the year, consistent with the normal payroll practices of the Company.

     The annual Base Salary shall be reviewed at least annually following the Effective Date of this Agreement, while this Agreement is in force, to ascertain whether, in the judgment of the Board or the Board's designee, such Base Salary should be increased, based primarily on the performance of the Executive during the year and on the then current rate of inflation. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement.

     4.2 ANNUAL BONUS. In addition to his salary, the Executive shall be entitled to participate in the Company's short-term incentive program, as such program may exist from time to time, at a level commensurate with the Executive's position with the Company, as determined at the sole discretion of the Compensation Committee.

     4.3 LONG-TERM INCENTIVES. The Executive shall be eligible to participate in the Company's 1996 Stock Incentive Plan, as such shall be amended or superseded from time to time, at a level commensurate with the Executive's position, as determined at the sole discretion of the Compensation Committee.

     4.4 RETIREMENT BENEFITS. The Company shall provide to the Executive participation in all Company qualified defined benefit and defined contribution retirement plans, subject to the eligibility and participation requirements of such plans. The Executive's retirement benefits shall not be less than those that would be provided him under the terms of the Boatmen's Bancshares, Inc. Retirement Plan for Employees and the Boatmen's Supplemental Retirement Plan in effect as of the Effective Date, or as such benefits shall be increased, whether or not such benefits shall be decreased or eliminated. The obligations of the Company pursuant to this Section 4.4 shall survive the termination of this Agreement.

     The Company shall provide the Executive with an additional supplemental pension benefit equal to the excess, if any, of (i) the actuarial present value, determined as of the Executive's Severance of Service Date (as defined in the Company's Retirement Plan), of the pension to which he would have been entitled under the Company's Retirement and Supplemental
Retirement Plans if he had thirty (30) years of Credited Service (as defined in the Company's Retirement Plan) with the Company on such date, over (ii) the actuarial present value, determined as of the Executive's Severance of Service Date, of the pension to which he is entitled under the Company's Retirement and Supplemental Retirement Plans, including any amounts attributable to the additional age and service credit provided in Section 7.1 of this Agreement. With respect to the calculation of this additional supplemental pension benefit, all actuarial equivalents shall be determined using the same actuarial assumptions utilized under the Company's Supplemental Retirement Plan and all terms and conditions of this benefit shall be governed by the terms and conditions of the Company's Supplemental Retirement Plan (including without limitation any adjustments in the amount of benefit with respect to optional


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forms of benefits, death benefits, and early retirement benefits). The actuarial present value of the supplemental benefit, if any, as determined above, and any pre-retirement or post-retirement death benefits provided with respect thereto, shall be paid to the Executive or his beneficiary, as the case may be, at the same time and in the same manner as his benefits under the Company's Supplemental Retirement Plan.

     4.5 EMPLOYEE BENEFITS. The Company shall provide to the Executive all benefits to which other executives and employees of the Company are entitled, as commensurate with the Executive's position, subject to the eligibility requirements and other provisions of such arrangements. Such benefits shall include, but shall not be limited to, group term life insurance, comprehensive health and major medical insurance, dental and life insurance, and short-term and long-term disability.

     4.6 PERQUISITES. The Company shall provide to the Executive at the Company's cost, all perquisites which are suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

     4.7 RIGHT TO CHANGE PLANS. By reason of Section 4.5 and 4.6 herein, the Company shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, or perquisite, so long as such changes are similarly applicable to executive employees generally.

ARTICLE 5.  EXPENSES

     The Company shall pay or reimburse the Executive for all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive's participation is in the best interest of the Company.

ARTICLE 6.  EMPLOYMENT TERMINATIONS

     6.1 TERMINATION DUE TO RETIREMENT OR DEATH. In the event the Executive's employment is terminated while this Agreement is in force by reason of retirement (as defined or provided for under the then established rules of the Company's tax-qualified retirement plan), or death, the Executive's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect (provided, however, that such benefits shall be no less than those set forth in Section 4.4 herein) and, upon the effective date of such termination, the Company's obligation under this Agreement to provide to the Executive the elements of pay described in Sections 4.1, 4.2, and 4.3 shall immediately expire; provided, however, that the Executive shall receive all rights and benefits that he is vested in, pursuant to the plan or plans described in Section 4.3 herein and other plans and programs of the Company; and provided further,


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however, that any retirement during the periods set forth in Section 7.1 herein shall be subject to the provisions of Article 7 herein.

     6.2 TERMINATION DUE TO DISABILITY. In the event that the Executive becomes Disabled (as defined below) during the term of this Agreement and is, therefore, unable to perform his duties herein for more than one hundred eighty (180) total calendar days during any period of twelve (12) consecutive months, or in the event of the Board's reasonable expectation that the Executive's Disability will exist for more than a period of one hundred eighty (180) calendar days, the Company shall have the right to terminate the Executive's active employment as provided in this Agreement. However, the Board shall deliver written notice to the Executive of the Company's intent to terminate for Disability at least thirty (30) calendar days prior to the effective date of such termination.

     A termination for Disability shall become effective upon the end of the thirty (30) day notice period. Upon such effective date, the Company's obligation to provide to the Executive the elements of pay described in
Section 4.1, 4.2, and 4.3 shall immediately expire; provided, however, that the Executive shall receive all rights and benefits that he is vested in, pursuant to the plan or plans described in Section 4.3 herein and to other plans and programs of the Company.

     The term "Disability" shall mean, for all purposes of this Agreement, the incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Company as contemplated by Article 2 herein, such Disability to be determined by the Board of Directors of the Company upon receipt of and in reliance on competent medical advice from one (1) or more individuals, selected by the Board, who are qualified to give such professional medical advice.

     It is expressly understood that the Disability of the Executive for a period of one hundred eighty (180) calendar days or less in the aggregate during any period of twelve (12) consecutive months, in the absence of any reasonable expectation that his Disability will exist for more than such a period of time, shall not constitute a failure by him to perform his duties hereunder and shall not be deemed a breach or default and the Executive shall receive full compensation for any such period of Disability or for any other temporary illness or incapacity during the term of this Agreement.

     6.3 VOLUNTARY TERMINATION BY THE EXECUTIVE. The Executive may terminate this Agreement at any time by giving the Board of Directors of the Company written notice of intent to terminate, delivered at least three (3) months prior to the effective date of such termination.

     Upon the effective date of such termination, following the expiration of three (3) months notice period, the Company shall pay the Executive his full Base Salary, at the rate then in effect as provided in Section 4.1 herein, through the effective date of termination, plus all other benefits to which the Executive has a vested right at that time. In the event that the terms and provisions of Article 7 herein do not apply to such termination, the Company and


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the Executive thereafter shall have no further obligations under this Agreement except as provided in Section 4.4 and Article 9 herein. However, in the event the terms and provisions of Article 7 herein apply, the payments and benefits set forth therein shall apply.

     6.4 INVOLUNTARY TERMINATION BY THE COMPANY WITHOUT CAUSE. At all times prior to six (6) full calendar months before the effective date of a Change in Control, or at any time more than two (2) years after the effective date of a Change in Control, the Board may terminate the Executive's employment, as provided under this Agreement, at any time, for reasons other than death or Disability, or for Cause, by notifying the Executive in writing of the Company's intent to terminate, at least thirty (30) calendar days prior to the effective date of such termination.

     Upon the effective date of such termination, following the expiration of the thirty (30) day notice period, the Company shall pay to the Executive a lump-sum cash payment equal to the greater of: (a) the Base Salary then in effect for the remaining term of this Agreement (assuming no additional extensions of this Agreement's term beyond that in effect as of the effective date of termination), together with continuation of health and welfare benefits for the remaining term of this Agreement; or (b) one (1) full year of his Base Salary in effect as of the effective date of termination, plus a one (1) year continuation of health and welfare benefits.

     Further, the Company shall pay the Executive all other benefits to which the Executive has a vested right at the time, according to the provisions of the governing plan or program. The Company and the Executive thereafter shall have no further obligations under this Agreement except as provided in
Section 4.4 and Article 9 herein.

     If the Executive's employment is terminated during the periods set forth in Section 7.1 herein, the Executive shall be entitled to receive the benefits provided in Section 7.1 herein in lieu of the benefits set forth in this
Section 6.4.

     6.5 TERMINATION FOR CAUSE. Nothing in this Agreement shall be construed to prevent the Board from terminating the Executive's employment under this Agreement for "Cause."

     "Cause" shall be defined as conduct of the Executive which is finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Company's Board of Directors, by majority vote, shall make the determination of whether Cause exists, after providing the Executive with notice of the reasons the Board believes Cause may exist and after giving the Executive the opportunity to respond to the allegation that Cause exists.

     In the event this Agreement is terminated by the Board for Cause, the Company shall pay the Executive his Base Salary through the effective date of the employment termination and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) he would otherwise have been entitled to receive under this Agreement. The Company and the Executive thereafter shall have no further obligations under this Agreement except as provided in Article 9 herein.


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     6.6  TERMINATION FOR GOOD REASON.  At any time during the term of this
Agreement, the Executive may terminate this Agreement for Good Reason (as defined below) by giving the Board of Directors of the Company thirty (30) calendar days written notice of intent to terminate, which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

     Upon the expiration of the thirty (30) day notice period, the Good Reason termination shall become effective, and the Company shall pay and provide to the Executive the benefits set forth in this Section 6.6 (or, in the event of termination for Good Reason within the six (6) full calendar month period prior to the effective date of a Change in Control, or within two (2) years following the effective date of a Change in Control, the benefits set forth in Section 7.1 herein).

     Good Reason shall mean, without the Executive's express written consent, the occurrence of any one or more of the following:

     (a) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an officer of the Company, or a reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect during the immediately preceding fiscal year;

     (b) The Company's requiring the Executive to be based at a location which is at least fifty (50) miles further from the Executive's primary residence at the time such requirement is imposed than is such residence from the Company's office at which the Executive is primarily rendering services at such time, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations as of the Effective Date;

     (c) A reduction by the Company in the Executive's Base Salary as in effect on the Effective Date, as provided in Section 4.1 herein, or as the same shall be increased from time to time;

     (d) A material reduction in the Executive's level of participation in any of the Company's short-and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date; provided, however, that reductions in the levels of participation in any such plans shall not be deemed to be "Good Reason" if the Executive's reduced level of participation in each such program remains substantially consistent with the average level of participation of other executives who have positions commensurate with the Executive's position; or


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     (e)  The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in Section 10.1 herein.

     Upon a termination of the Executive's employment for Good Reason at any time other than the six (6) full calendar month period prior to the effective date of a Change in Control, or the two (2) year period following the effective date of a Change in Control, the Executive shall be entitled to receive the same payments and benefits as he is entitled to receive following an involuntary termination of his employment by the Company without Cause, as specified in Section 6.4 herein. The payment of Base Salary and pro rata Bonus shall be made to the Executive within thirty (30) calendar days following the effective date of employment termination. Upon a termination for Good Reason within the six (6) full calendar month period prior to the effective date of a Change in Control, or within the two (2) years following the effective date of a Change in Control, the Executive shall be entitled to receive the payments and benefits set forth in Section 7.1 herein in lieu of those set forth in this Section 6.6.

     The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

ARTICLE 7.  CHANGE IN CONTROL

     7.1 EMPLOYMENT TERMINATIONS IN CONNECTION WITH A CHANGE IN CONTROL. In the event of a Qualifying Termination (as defined below) within six (6) full calendar months prior to the effective date of a Change in Control, or within two years following the effective date of a Change in Control, then in lieu of all other benefits provided to the Executive under the provisions of this Agreement (other than the first sentence of Section 4.4 herein and without derogation of his rights to receive vested benefits under the Company's Amended 1982 Long Term Incentive Plan and the plan or plans described in
Section 4.3 herein), the Company shall pay to the Executive and provide him with the following severance benefits (hereinafter referred to as the "Severance Benefits"):

     (a) An amount equal to three (3) times the highest rate of the Executive's annualized Base Salary rate in effect at any time up to and including the effective date of termination;

     (b) An amount equal to three (3) times the greater of: (i) the Executive's average annual bonus earned over the three (3) fiscal years prior to the Change in Control (whether or not deferred); or (ii) the Executive's target bonus established for the fiscal year in which the Executive's effective date of termination occurs;


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     (c)  An amount equal to the Executive's unpaid Base Salary and accrued vacation pay through the effective date of termination;

     (d) A continuation of the welfare benefits of medical insurance, dental insurance, and life insurance for three (3) full years after the effective date of termination. These benefits shall be provided to the Executive at the same premium cost, and at the same coverage level, as in effect as of the Executive's effective date of termination. However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner.

          The continuation of these welfare benefits shall be discontinued prior to the end of the three (3) year period in the event the Executive has available substantially similar benefits from a subsequent employer, as determined by the Company's Board of Directors or the Board's designee.

     (e) A lump-sum cash payment of the actuarial present value equivalent of the aggregate benefits accrued by the Executive as of the effective date of termination under the terms of any and all supplemental retirement plans in which the Executive participates (subject to the provisions of the second sentence of Section 4.4 herein). For this purpose, such benefits shall be calculated under the assumption that the Executive's employment continued following the effective date of termination for three (3) full years (i.e., three (3) additional years of age and service credits shall be added); provided, however, that for purposes of determining "final average pay" under such programs, the Executive's actual pay history as of the effective date of termination shall be used.

     (f) A lump-sum cash payment of the entire balance of the Executive's compensation which has been deferred under the Company's nonqualified deferred compensation plan(s) together with all interest that has been credited with respect to such deferred compensation balance.

     For purposes of this Article 7, a Qualifying Termination shall mean any termination of the Executive's employment other than: (1) by the Company for Cause (as provided in Section 6.5 herein); (2) by reason of death, Disability (as provided in Section 6.2 herein), or voluntary retirement; provided, however, that a termination which qualifies as a retirement and which occurs within the thirty (30) day period described in clause (3) of this
Section 7.1 below will be deemed to be a Qualifying Termination); or (3) by the Executive without Good Reason (as provided in Section 6.6 herein, but specifically excluding voluntary terminations within the period beginning on the first anniversary of the effective date of the Change in Control and ending thirty (30) days after such date--i.e., any voluntary termination by the Executive within such period shall be deemed to be a Qualifying Termination).


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     7.2  DEFINITION OF "CHANGE IN CONTROL."

     A Change in Control of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

     (a) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of the Company possessing twenty percent (20%) or more of the voting power for the election of directors of the Company;

     (b) There shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of directors of the Company (or such other surviving corporation);

     (c) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or

     (d) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

     7.3 EXCISE TAX EQUALIZATION PAYMENT. In the event that the Executive becomes entitled to Severance Benefits or any other payment or benefit under this Agreement, or under any other agreement with or plan of the Company (in the aggregate, the "Total Payments"), if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax upon the Total Payments and any Federal, state and local income tax and Excise
Tax upon the Gross-Up Payment provided for by this Section 7.3 (including FICA and FUTA), shall be equal to the


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Total Payments. Such payment shall be made by the Company to the Executive as soon as practical following the effective date of termination, but in no event beyond thirty (30) days from such date.

     7.4 TAX COMPUTATION. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

     (a) Any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, or with any person (which shall have the meaning set forth in Section 3(a)(9) of the Securities Exchange Act of 1934, including a "group" as defined in Section 13(d) therein) whose actions result in a Change in Control of the Company or any person affiliated with the Company or such persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of
          Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel as supported by the Company's independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

     (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1)
          (after applying clause (a) above); and

     (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the sate and locality of the Executive's residence on the effective date of termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

     7.5 SUBSEQUENT RECALCULATION. In the event the Internal Revenue Service adjusts the computation of the Company under Section 7.4 herein so that the Executive did not


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receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Committee.

ARTICLE 8.  OUTPLACEMENT ASSISTANCE

     Following a Qualifying Termination (as defined in Section 7.1 herein) the Executive shall be reimbursed by the Company for the costs of all outplacement services obtained by the Executive; provided, however, that the total reimbursement shall be limited to an amount equal to fifteen percent (15%) of the Executive's Base Salary as of the effective date of termination.

ARTICLE 9.  NONCOMPETITION

     9.1 PROHIBITION ON COMPETITION. Without the prior written consent of the Company, during the term of this Agreement, and for twelve (12) months following the expiration or other termination of this Agreement the Executive shall not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. For purposes of this Agreement, a business or enterprise will be deemed to be "in competition" if it is engaged in any significant business activity of the Company or its subsidiaries within the state (or states, if changed from time to time) within which, during the two
(2) years immediately preceding such termination of employment, the Executive has been principally engaged in business for the Company or its subsidiaries.

     However the Executive shall be allowed to purchase and hold for investment less than three percent (3%) of the shares of any corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

     9.2 DISCLOSURE OF INFORMATION. The Executive recognizes that he has access to and knowledge of certain confidential and proprietary information of the Company which is essential to the performance of his duties under this Agreement. The Executive will not, during or after the term of his employment by the Company, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall he make use of any such information for his own purposes.

     9.3 COVENANTS REGARDING OTHER EMPLOYEES. During the term of this Agreement, and for a period of twenty four (24) months following the expiration of this Agreement, the Executive agrees not to attempt to induce any employee of the Company to terminate his or her employment with the Company, to accept employment with any competitor of the Company, or to interfere in a similar manner with the business of the Company.


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ARTICLE 10.  ASSIGNMENT

     10.1 ASSIGNMENT BY COMPANY. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes for the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or the business of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

     Failure of the Company to obtain the agreement of any successor to be bound by the terms of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and shall immediately entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled in the event of a termination of employment for Good Reason within two (2) years after a Change in Control, as provided in Article 7 herein. Except as herein provided, this Agreement may not otherwise be assigned by the Company.

     10.2 ASSIGNMENT BY EXECUTIVE. The services to be provided by the Executive to the Company hereunder are personal to the Executive, and the Executive's duties may not be assigned by the Executive; provided, however, that this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive dies while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

ARTICLE 11.  DISPUTE RESOLUTION AND NOTICE

     11.1 DISPUTE RESOLUTION. The Executive shall have the right and option to elect to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or by arbitration.

     If arbitration is selected, such proceeding shall be conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his principal place of employment, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrators in any court having competent jurisdiction.

     11.2 NOTICE. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices.


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ARTICLE 12.  MISCELLANEOUS

     12.1 ENTIRE AGREEMENT. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto. Without limiting the generality of the foregoing sentence, this Agreement completely replaces and supersedes any and all prior employment agreements entered into by and between the Company and the Executive, all amendments thereto, and the Company's Change-in-Control Severance Plan, in their entirety.

     12.2 MODIFICATION. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

     12.3 SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     12.4 COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     12.5 TAX WITHHOLDING. The Company may withhold from any benefits payable under this Agreement all Federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

     12.6 BENEFICIARIES. The Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board or the Board's designee. The Executive may make or change such designation at any time.

     12.7 PAYMENT OBLIGATION ABSOLUTE. The Company's obligation to make the payments and the arrangement provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever.

     The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in Section 7.1(d) herein.


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

     12.8 CONTRACTUAL RIGHTS TO BENEFITS. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

     12.9 PAYMENT OF LEGAL FEES. To the extent permitted by law, the Company shall pay all legal fees, costs of arbitration and litigation, prejudgment interest, and other expenses incurred in good faith by the Executive as a result of the Company's refusal to provide the benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict between the parties pertaining to this Agreement.

ARTICLE 13.  GOVERNING LAW

     To the extent not preempted by Federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of Missouri.

     IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement, pursuant to Compensation Committee approval and ratification by the Board of Directors, as of the Effective Date.

BOATMEN'S         BANCSHARES,        INC.     EXECUTIVE:



By:   /s/ Andrew B. Craig, III                       /s/ John M. Brennan
   -----------------------------------        ---------------------------------






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